EXHIBIT 23


            CONSENT OF INDEPENDENT ACCOUNTANTS


   We consent to the incorporation by reference in the registration statements of Enron on Form S-3 (File No. 33-13397)(Savings Plan), (File No. 33-34796)(Savings Plan), (File No. 33-52261)(Savings Plan), (File No. 33-13489)(1986 Stock
Option Plan), (File No. 33-27893)(1998 Stock Option Plan), (File No. 33-52768)(1991 Stock Plan), (File No. 33-52143)(955,640
Shares of Common Stock), (File No. 33-60821)(1994 Stock Plan), (File No. 333-22739)(347,793 Shares of Common Stock), (File No. 333-42645)(Debt Securities Warrants to Purchase Common Stock, Preferred Stock and Depository Shares), (File No. 333-44133)(244,283 Shares of Common Stock) and (File No. 333-38253)(176,634 Shares of Common Stock) of our report dated
June 9, 1998, except for the information set out in Notes 37 and 38, for which the date is October 29, 1998, on our audits of the consolidated financial statements of Wessex Water Plc as at March 31, 1998 and 1997, and for the years ended March 31, 1998 and 1997, which report is included in this Form 8-K/A.



Coopers & Lybrand
Bristol, England
October 29, 1998